Exhibit 99.1

Contacts:
John P. McLaughlin	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
John.McLaughlin@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces Departure of Finance VP

INCLINE VILLAGE, NV, January 30, 2013 -- PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that Caroline Krumel resigned her position as vice president of finance and principal accounting officer effective immediately on January 25th. Ms. Krumel did not advise the Company of any disagreements over any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The company will begin a search for a new Finance VP.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new revenue generating assets and maximizing value for its shareholders. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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